     As filed with the Securities and Exchange Commission on June 14, 2000
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                        CONCENTRIC NETWORK CORPORATION
            (Exact name of Registrant as specified in its charter)

           Delaware                                             65-0257497
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              1400 Parkmoor Ave.
                              San Jose, CA 95126
                                (408) 817-2800
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                1997 Stock Plan
                    1997 Employee Stock Purchase Plan

      The Concentric Networks United Kingdom Limited Share Option Scheme

                The Concentric Network Corporation Netherlands
                           Share Option Scheme

                             --------------------
                              Michael F. Anthofer
                            Chief Financial Officer
                        Concentric Network Corporation
                              1400 Parkmoor Ave.
                              San Jose, CA 95126
                                (408) 817-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             --------------------
                                   Copy to:
                             Aaron J. Alter, Esq.
                              Paul B. Shinn, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (415) 493-9300
                             --------------------
     Approximate date of commencement of proposed sale to the public: as soon as practicable after the Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following line:________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X
                                                         -----

                                           CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed Maximum    Proposed Maximum     Amount of
              Title of Securities to                 Amount to be    Offering Price        Aggregate        Registration
                   be Registered                      Registered        Per Share        Offering Price        Fee
------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.001 par value issuable under:
   1997 Employee Stock Purchase Plan                   800,000(2)       $41,93(2)        $33,544,000.00(3)  $8,855.62 (3)
   1997 Stock Plan                                   1,817,083(2)       $49.34(4)        $89,654,875.22(4)  $23,668.89(4)
   The Concentric Network Corporation United         1,000,000          $49.34(4)        $49,340,000.00(4)  $13,025.76(4)
   Kingdom Limited Share Option Scheme
   The Concentric Network Corporation                  500,000          $49.34(4)        $24,670,000.00(4)  $6,512.88 (4)
      Netherlands Share Option Scheme
------------------------------------------------------------------------------------------------------------------------
   Total                                             4,117,083                          $197,208,875.22     $52,063.15
========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The shares to be registered under this Registration Statement reprent additional shares authorized to be issued under the 1997 Employee Stock Purchase Plan and the 1997 Stock Plan. An aggregate of 500,000 shares under the 1997 Stock Purchase Plan and 1,500,000 shares under the 1997 Stock Plan were previously registered on Registrant's Registration Statement on Form S-8 (SEC File No. 333-33271) filed with the Securities and Exchange Commission on August 8, 1997.

(3) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Act") soely for the purpose of calculating the total registration fee. Because the price at which shares will be issued in the future is not currently determinable, computation is based upon 85% of the per share price of the average between the ask and bid price as reported on the Nasdaq National Market on June 8, 2000, which average was $49.34.

(4) Estimated pursuant to Rule 457(c) under the Act solely for the purpose of calculating the total registration fee. Because the price at which share to be granted in the future is not currently determinable, computation is based pursuant to Rule 457(c) whereby the per share price is the average between the ask and bid price of as reported on the Nasdaq National Market on June 8, 2000, which average was $49.34.

================================================================================

                        CONCENTRIC NETWORK CORPORATION.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation Of Documents By Reference.

          The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated herein by reference:

          (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 000-22575) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999 (File No. 000-22575) pursuant to Section 13(a) of the Exchange Act.

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description Of Securities.

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests Of Named Experts And Counsel.

          None.

Item 6.   Indemnification Of Directors And Officers.

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The registrants Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933 pursuant to a written agreement with each such director and officer.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Index to Exhibits.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 June be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 13, 2000.

                                     By: /s/ Henry R. Nothhaft
                                         ---------------------------------------
                                         Henry R. Nothhaft
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Nothhaft and Michael F. Anthofer, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, June lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                      Title                             Date
-----------------------------------          --------------------------------------       -------------
/s/ Henry R. Nothhaft                        Director and Chairman of the Board           June 13, 2000
-----------------------------------
          Henry R. Nothhaft

s/ Henry R. Nothhaft                         President, Chief Executive Officer and       June 13, 2000
-----------------------------------          Director (Principal Executive Officer)
          Henry R. Nothhaft

/s/ Michael F. Anthofer                      Chief Financial (Principal Financial and     June 13, 2000
-----------------------------------          Accounting Officer)
          Michael F. Anthofer

/s/ Vinod Khosla                             Director                                     June 13, 2000
-----------------------------------
          Vinod Khosla
                                                                                          June 13, 2000
/s/ Peter Waal                               Director
-----------------------------------
          Peter Waal

/s/ Randy Katz                               Director                                     June 13, 2000
-----------------------------------
          Randy Katz

                               INDEX TO EXHIBITS

   Exhibit
   Number                         Description of Document
   ------      ------------------------------------------------------------------
     4.1       The Concentric Networks United Kingdom Limited Share Option Scheme
     4.2       The Concentric Network Corporation Netherlands Share Option Scheme
     4.3*      1997 Stock Plan
     4.4*      1997 Employee Stock Purchase Plan
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati
    23.1       Consent of Ernst & Young LLP, Independent Auditors
    23.2       Consent of Counsel (contained in Exhibit 5.1)
    24.1       Power of Attorney (see page II-4)

* Incorporated by reference to exhibits filed with the Company's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-27241), as filed on June 23, 1997.